Exhibit 10.26

FORM OF SIMPLE AGREEMENT FOR FUTURE EQUITY

THIS INSTRUMENT AND ANY SECURITIES ISSUABLE PURSUANT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED IN THIS SAFE AND UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.

LENDBUZZ INC.

SAFE

(Simple Agreement for Future Equity)

THIS CERTIFIES THAT in exchange for the payment by [____________] (the “Investor”) of US$[•] (the “Purchase Amount”) on or about [•], 2025 (the “Effective Date”), Lendbuzz Inc., a Delaware corporation (the “Company”), issues to the Investor the right to certain shares of the Company’s Capital Stock, subject to the terms described below.

This Safe is one of series of similar Safes which may be issued by the Company on or after the date hereof (the “SAFE Series”).

1. Events

(a) Equity Financing. If there is an Equity Financing before the termination of this Safe, the Investor, or the Majority Investors (whose action in such case shall bind all investors under the SAFE Series) shall have the right (but not the obligation, unless determined otherwise by the Majority Investors) to convert the entire Purchase Amount, on the initial closing of such Equity Financing, into the number of shares of Safe Preferred Stock equal to the Purchase Amount divided by the Equity Financing Discount Price.

In connection with the conversion of this Safe into shares of Safe Preferred Stock, the Investor will execute and deliver to the Company all of the transaction documents related to the Equity Financing; provided, that such documents (i) are the same documents to be entered into with the purchasers of Standard Preferred Stock, with appropriate variations for the Safe Preferred Stock if applicable, and (ii) have customary exceptions to any drag-along applicable to the Investor, including (without limitation) limited representations, warranties, liability and indemnification obligations for the Investor.

(b) Deemed Liquidation Event. If there is a Deemed Liquidation Event before the termination of this Safe, this Safe will automatically be entitled (subject to the liquidation priority set forth in Section 1(g) below) to receive a portion of Proceeds, due and payable to the Investor immediately prior to, or concurrent with, the consummation of such Deemed Liquidation Event, equal to the greater of (i) the Purchase Amount (the “Cash-Out Amount”) or (ii) the amount payable on the number of Subsequent Senior Shares equal to the Purchase Amount divided by the price per share paid for the Subsequent Senior Shares in such Deemed Liquidation Event multiplied by the Deemed Liquidation Discount Rate (the “Conversion Amount”). If any of the Company’s securityholders are given a choice as to the form and amount of Proceeds to be received in a Deemed Liquidation Event, the Investor will be given the same choice, provided that the Investor may not choose to receive a form of consideration that the Investor would be ineligible to receive as a result of the Investor’s failure to satisfy any requirement or limitation generally applicable to the Company’s securityholders, or under any applicable laws. Notwithstanding the foregoing, in connection with a Deemed Liquidation Event intended to qualify as a tax-free reorganization, the

Company may reduce the cash portion of Proceeds payable to the Investor by the amount determined by its board of directors in good faith for such Deemed Liquidation Event to qualify as a tax-free reorganization for U.S. federal income tax purposes, provided that such reduction (A) does not reduce the total Proceeds payable to such Investor and (B) is applied in the same manner and on a pro rata basis to all securityholders who have equal priority to the Investor under Section 1(g).

(c) Qualified IPO. If there is a Qualified IPO before the termination of this Safe, then the Purchase Amount shall automatically convert (together with all other Company’s Preferred Stock) immediately prior to (and contingent upon) the closing of the Qualified IPO, into the number of shares of Common Stock of the Company to be sold in such Qualified IPO, equal to the Purchase Amount divided by the IPO Price. If the Company issues, to purchasers of the Company’s shares of Common Stock in the Qualified IPO, any additional securities (including, without limitation, warrants or other financial instruments), then the Investor shall receive such additional securities in the same proportion to the number of shares of Common Stock issuable to the Investor upon conversion of this Safe (as though the Investor had purchased such shares of Common Stock in the Qualified IPO at the IPO Price), and in the event such additional securities include an exercise price for the acquisition of Common Stock, such exercise price shall be adjusted to reflect the discount rate (based on the IPO Price) applicable to the Common Stock issued to the Investor in the Qualified IPO. If any economic rights are granted to the purchasers of the Company’s Common Stock in (or in connection with) the Qualified IPO which are not in the form of securities, then the same economic rights will be given to the Investor, in the same proportion to the number of shares of Common Stock issuable to Investor upon conversion of this Safe (as though Investor had purchased such shares of Common Stock in the Qualified IPO).

(d) Non-Qualified IPO. If there is a Non-Qualified IPO before the termination of this Safe, the Investor, or the Majority Investors (whose action in such case shall bind all investors under the SAFE Series), shall have the right (but not the obligation, unless determined otherwise by the Majority Investors) to elect to convert immediately prior to (and contingent upon) the closing of the Non-Qualified IPO, into the number of shares of Common Stock of the Company to be sold in such Non-Qualified IPO, equal to the Purchase Amount divided by the IPO Price. If the Company issues to purchasers of the Company’s shares of Common Stock in the Non-Qualified IPO any additional securities (including, without limitation, warrants or other financial instruments), then the Investor shall receive such additional securities in the same proportion to the number of shares of Common Stock issuable to the Investor upon conversion of this Safe (as though the Investor had purchased such shares of Common Stock in the Non-Qualified IPO at the IPO Price), and in the event such additional securities include an exercise price for the acquisition of Common Stock, such exercise price shall be adjusted to reflect the discount rate (based on the IPO Price) applicable to the Common Stock issued to the Investor in the Non-Qualified IPO. If any economic rights are granted to the purchasers of the Company’s Common Stock in (or in connection with) the Non-Qualified IPO which are not in the form of securities, then the same economic rights will be given to the Investor, in the same proportion to the number of shares of Common Stock issuable to Investor upon conversion of this Safe (as though Investor had purchased such shares of Common Stock in the Non-Qualified IPO).

(e) Dissolution Event. If there is a Dissolution Event before the termination of this Safe, the Investor will automatically be entitled (subject to the liquidation priority set forth in Section 1(g) below) to receive a portion of Proceeds equal to the Cash-Out Amount, due and payable to the Investor immediately prior to the consummation of the Dissolution Event.

(f) Target Date Conversion.

(i) If this Safe has not been previously converted or terminated pursuant to the terms hereof prior to April 30, 2028, then the Investor, shall have the right (but not the obligation) to elect to convert its entire Purchase Amount into either (i) the Subsequent Senior Shares, at a price per share equal to the lowest price per share paid for such Subsequent Senior Shares, or (ii) shares of Preferred D-1 Stock of the Company, at the Series D-1 Original Issue Price (as such terms are defined in the COI).

(ii) If this Safe has not been previously converted or terminated pursuant to the terms hereof prior to April 30, 2035, then the Purchase Amount shall automatically convert on such date into either (i) the Subsequent Senior Shares, at a price per share equal to the lowest price per share paid for such Subsequent Senior Shares, or (ii) shares of Preferred D-1 Stock of the Company, at the Series D-1 Original Issue Price.

(g) Liquidation Priority. In a Deemed Liquidation Event or Dissolution Event, this Safe is intended to operate like standard non-participating Preferred Stock. The Investor’s right to receive its Cash-Out Amount is:

(i) Junior to payment of outstanding indebtedness and creditor claims, including contractual claims for payment and convertible promissory notes (to the extent such convertible promissory notes are not actually or notionally converted into Capital Stock);

(ii) On par with payments for other Safes, and if the applicable Proceeds are insufficient to permit full payments to the Investor and such other Safes, the applicable Proceeds will be distributed pro rata to the Investor and such other Safes in proportion to the full payments that would otherwise be due; and

(iii) Senior to payments for Preferred Stock and Common Stock.

The Investor’s right to receive its Conversion Amount is (A) on par with payments for Common Stock and other Safes and/or Preferred Stock who are also receiving Conversion Amounts or Proceeds on a similar as-converted to Common Stock basis, and (B) junior to payments described in clauses (i) and (ii) above (in the latter case, to the extent such payments are Cash-Out Amounts or similar liquidation preferences).

(h) Termination. This Safe will automatically terminate (without relieving the Company of any obligations arising from a prior breach of or non-compliance with this Safe) immediately following the earliest to occur of: (i) the issuance of Capital Stock to the Investor pursuant to Sections 1(a), (c), (d) or (f); or (ii) the payment, or setting aside for payment, of amounts due the Investor pursuant to Sections 1(b) or (e).

(i) Notices. For as long as this Safe is outstanding, the Company shall deliver prior written notice to the Investor of any contemplated Deemed Liquidation Event, Equity Financing or IPO Event, as promptly as possible, but in any event at least fourteen (14) days prior to the closing of such transaction, provided, however, that if such notice may not be given without the Company’s breach of a confidentiality obligation entered into in connection with such contemplated transaction, or notice to the Company’s stockholders is to be given at a later stage, then such notice shall be given at such times and on such terms as provided to the Company’s stockholders.

(j) Stockholders’ Agreements. If the Investor is not a party to the Stockholders’ Agreements as of the Effective Date, the issuance of Capital Stock to the Investor under Sections 1(a), (c), (d), or (f) will be conditional on the Investor signing a joinder agreement for each of the Stockholders’ Agreements, in a form provided by the Company.

2. Definitions

“Capital Stock” means the capital stock of the Company, including, without limitation, the “Common Stock” and the “Preferred Stock.”

“COI” means the Company’s Amended and Restated Certificate of Incorporation, as amended.

“Converting Securities” includes this Safe and other convertible securities issued by the Company, including but not limited to: (i) other Safes; (ii) convertible promissory notes and other convertible debt instruments; and (iii) convertible securities that have the right to convert into shares of Capital Stock.

“Deemed Liquidation Discount Rate” means: (a) 75% if such Deemed Liquidation Event is being consummated until April 30, 2026; or (b) 65% if such Deemed Liquidation Event is being consummated following May 1, 2026.

“Deemed Liquidation Event” shall have the meaning set forth in the COI.

“Direct Listing” means the Company’s initial listing of its Common Stock (other than shares of Common Stock not eligible for resale under Rule 144 under the Securities Act) on a national securities exchange by means of an effective registration statement on Form S-1 filed by the Company with the SEC that registers shares of existing capital stock of the Company for resale, as approved by the Company’s board of directors. For the avoidance of doubt, a Direct Listing will not be deemed to be an underwritten offering and will not involve any underwriting services.

“Dissolution Event” means (i) a voluntary termination of operations, (ii) a general assignment for the benefit of the Company’s creditors or (iii) any other liquidation, dissolution or winding up of the Company (excluding an IPO Event or a Deemed Liquidation Event), whether voluntary or involuntary.

“Dividend Amount” means, with respect to any date on which the Company pays a dividend on its outstanding Common Stock, the amount of such dividend that is paid per share of Common Stock multiplied by (x) the Purchase Amount divided by (y) a price per share equal to the Valuation Cap divided by the IPO Capitalization (treating the dividend date as an IPO Event solely for purposes of calculating such price).

“Equity Financing” means a bona fide transaction or series of transactions with the principal purpose of raising capital, pursuant to which the Company issues and sells Preferred Stock at a fixed valuation, including but not limited to, a pre-money or post-money valuation.

“Equity Financing Discount Price” means the lowest price per share of the Standard Preferred Stock sold in the Equity Financing multiplied by: (a) 80% if the definitive documents for such Equity Financing are executed until April 30, 2026; or (b) 70% if the definitive documents for such Equity Financing are executed following May 1, 2026.

“Initial Public Offering” means the closing of the Company’s first firm commitment underwritten initial public offering of Common Stock pursuant to a registration statement filed under the Securities Act.

“IPO Capitalization” is calculated as of immediately prior to the IPO Event, and (without double-counting, in each case calculated on an as-converted to Common Stock basis):

•	Includes all shares of Capital Stock issued and outstanding;

•	Includes all Converting Securities;

•	Includes all (i) issued and outstanding Options and (ii) Promised Options;

•

Includes the Unissued Option Pool, except that any increase to the Unissued Option Pool in connection with the IPO Event shall only be included to the extent that the number of Promised Options exceeds the Unissued Option Pool prior to such increase.

“IPO Discount Rate” means: (a) 85% if such IPO Event is consummated following the Effective Date and on or prior to July 31, 2025; (ii) 80% if such IPO Event is consummated on or following August 1, 2025, and on or prior to April 30, 2026; (iii) 75% if such IPO Event is consummated on or following May 1, 2026, and on or prior to April 30, 2027, and (iv) 70% if such IPO Event is consummated following April 30, 2027. “IPO Event” means a Qualified IPO and Non-Qualified IPO.

“IPO Price” means the lower of: (i) the price per share to the public of the Common Stock sold in the IPO Event as set forth in the final prospectus filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act multiplied by the applicable IPO Discount Rate; and (ii) the price per share equal to the Valuation Cap divided by the IPO Capitalization.

“Majority Investors” means the holders of SAFE Series whose Safes have a total Purchase Amount greater than 50% of the total Purchase Amount of all of the then outstanding SAFE Series, including 83North VII Limited Partnership.

“Non-Qualified IPO” means SPAC Transaction (as defined in the COI), a Direct Listing or an Initial Public Offering of the Company which does not qualify, for any reason, as a Qualified IPO.

“Options” includes options, restricted stock awards or purchases, RSUs, SARs, warrants or similar securities, vested or unvested.

“Proceeds” means cash and other assets (including without limitation stock consideration) that are proceeds from the Deemed Liquidation Event or the Dissolution Event, as applicable, and legally available for distribution.

“Promised Options” means promised but ungranted Options that are promised pursuant to agreements or understandings made prior to the consummation of the IPO Event, treated as outstanding Options in the calculation of the price per share price per share to the public of the Common Stock sold in the IPO Event.

“Qualified IPO” means an Initial Public Offering on the New York Stock Exchange or NASDAQ, which yields at least US$100,000,000 net proceeds to the Company at a price per share which is at least equal to the Series D-1 Original Issue Price (as defined under the COI). For the avoidance of doubt, a SPAC Transaction or Direct Listing shall not be deemed as a Qualified IPO.

“Safe” means an instrument containing a future right to shares of Capital Stock, similar in form and content to this instrument, purchased by investors for the purpose of funding the Company’s business operations. References to “this Safe” mean this specific instrument.

“Safe Preferred Stock” means the shares of the series of Preferred Stock issued to the Investor in an Equity Financing, having the identical rights, privileges, preferences, seniority, liquidation multiple and restrictions as the shares of Standard Preferred Stock, except that any price-based preferences (such as the per share liquidation amount, initial conversion price and per share dividend amount) will be based on the Equity Financing Discount Price.

“Standard Preferred Stock” means the shares of a series of Preferred Stock issued to the investors investing new money in the Company in connection with the initial closing of the Equity Financing.

“Stockholders’ Agreements” means the Investors’ Rights Agreement (as amended from time to time), the Right of First Refusal and Co-Sale Agreement (as amended from time to time) and the Voting Agreement (as amended from time to time), each by and between the Company and certain of its stockholders.

“Subsequent Convertible Securities” means convertible securities that the Company may issue after the issuance of this instrument with the principal purpose of raising capital, including but not limited to, other Safes, convertible debt instruments and other convertible securities (and, in all cases, any side letters issued in connection thereto). Subsequent Convertible Securities excludes Exempted Securities (as such term is defined in the COI).

“Subsequent Senior Shares” means shares of Capital Stock of the most senior class or series existing at the applicable date (being the class or series with first priority rights to distributions over all other series or classes of shares or in case all Preferred Stock participate in distributions on a pari passu basis between them, the last class of Preferred Stock issued by the Company).

“Unissued Option Pool” means all shares of Capital Stock that are reserved, available for future grant and not subject to any outstanding Options or Promised Options under any equity incentive or similar Company plan.

“Valuation Cap” US$2,000,000,000 (Two Billion United States Dollars).

3. “MFN” Amendment Provision. If the Company issues any Subsequent Convertible Securities with terms more favorable than those of this Safe (including, without limitation, a valuation cap and/or discount) prior to termination of this Safe, the Company will promptly provide the Investor with written notice thereof, together with a copy of such Subsequent Convertible Securities (the “MFN Notice”) and, upon written request of the Investor, any additional information related to such Subsequent Convertible Securities as may be reasonably requested by the Investor. In the event the Investor determines that the terms of the Subsequent Convertible Securities are preferable to the terms of this instrument, the Investor will notify the Company in writing within 7 days of the receipt of the MFN Notice. Promptly after receipt of such written notice from the Investor, the Company agrees to amend and restate this instrument to be identical to the instrument(s) evidencing the Subsequent Convertible Securities.

4. Company Representations

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has the power and authority to own, lease and operate its properties and carry on its business as now conducted.

(b) The execution, delivery and performance by the Company of this Safe is within the power of the Company and has been duly authorized by all necessary actions on the part of the Company (subject to section 3(e)). This Safe constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity. To its knowledge, the Company is not in violation of (i) its current certificate of incorporation or bylaws, (ii) any material statute, rule or regulation applicable to the Company or (iii) any material debt or contract to which the Company is a party or by which it is bound, where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a material adverse effect on the Company.

(c) The issued and outstanding share capital of the Company, on a fully diluted as converted basis as of the date hereof (the “Capitalization Table”), has been provided to the Investor. The issued and outstanding shares of the Company were duly and validly authorized and issued, fully paid and non-assessable, and offered and issued in compliance with the provisions of the COI, the Company’s Bylaws and the Stockholders’ Agreements as in effect at the time of each such issuance and in compliance with all applicable corporate and securities laws. Except as detailed in the Capitalization Table, COI, and the Stockholders’ Agreements, and except for the SAFE Series and related transactions (including the convertible promissory note executed by and between the Company and OG Tech Ventures International Ltd., dated on or about the date hereof), there are no outstanding share capital, options, warrants, or agreements for the purchase from the Company of any of its share capital, or any securities convertible into or exchangeable for shares of the Company (whether now or hereinafter authorized or issued), or that could require the Company or a shareholder of the Company to issue, sell, transfer or otherwise cause to be outstanding any of the Company’s share capital or securities convertible or exercisable into shares thereof.

(d) The performance and consummation of the transactions contemplated by this Safe do not and will not: (i) violate any material judgment, statute, rule or regulation applicable to the Company; (ii) result in the acceleration of any material debt or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien on any property, asset or revenue of the Company or the suspension, forfeiture, or nonrenewal of any material permit, license or authorization applicable to the Company, its business or operations.

(e) No consents or approvals are required in connection with the performance of this Safe, other than: (i) the Company’s corporate approvals; (ii) any qualifications or filings under applicable securities laws; and (iii) necessary corporate approvals for the authorization of Capital Stock issuable pursuant to Section 1.

(f) The Company has delivered to the Investor its audited financial statements (including balance sheet, income statement and statement of cash flows) as of December 31, 2023 and as of December 31, 2024 (the “Financial Statements”). The Financial Statements are correct in all material respects and present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein. The Financial Statements are consolidated financial statements that include the results of operations of all the subsidiaries of the Company. The Financial Statements have been prepared in accordance with generally accepted accounting principles in the U.S. (“GAAP”) applied on a consistent basis throughout the period indicated, except as disclosed therein.

(g) No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or threatened against the Company or the Company’s subsidiaries or any of its or their respective properties or any of its or their respective directors, officers or managers (in their capacities as such) at law or in equity in any court, arbiter or before any other governmental authority that if adversely determined (i) would (alone or in the aggregate) reasonably be expected to have a material adverse effect on the Company or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by the Company of this Safe or the transactions contemplated hereby. There is no material action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate.

(h) To its knowledge, the Company owns or possesses (or can obtain on commercially reasonable terms) sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights necessary for its business as now conducted and as currently proposed to be conducted, without any conflict with, or infringement of the rights of, others.

5. Investor Representations

(a) The Investor has full legal capacity, power and authority to execute and deliver this Safe and to perform its obligations hereunder. This Safe constitutes valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b) The Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act and acknowledges and agrees that if not an accredited investor at the time of an Equity Financing, the Company may void this Safe and return the Purchase Amount. The Investor has been advised that this Safe and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Investor is purchasing this Safe and the securities to be acquired by the Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing the Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time.

6. Miscellaneous

(a) Any provision of this Safe may be amended, waived or modified by written consent of the Company and the Majority Investors, provided that: (A) the Purchase Amount may not be amended, waived or modified without the consent of the applicable Investor, (B) the consent of the Investor and each holder of a Safe under the Safe Series must be solicited (even if not obtained),(C) such amendment, waiver or modification treats all such holders in the same manner, and (D) if any such amendment changes the conversion terms of the Purchase Amount as set forth in Sections 1(a), 1(b), 1(c), 1(d), 1(f) or the defined terms referenced in such provisions, then the Investor shall have a period of ten (10) days following receipt of written notice from the Company of such amendment to elect, by written notice to the Company, to convert the Purchase Amount into shares of the Company’s Series D-1 Preferred Stock at the Series D-1 Original Issue Price (as such terms are defined in the COI). If the Investor does not deliver such notice within such ten (10) day period, the Investor shall be deemed to have consented to such amendment, and shall be deemed to irrevocably waive any right to such conversion set forth in this clause (D).

(b) Any notice required or permitted by this Safe will be deemed sufficient when delivered personally or by overnight courier or sent by email to the relevant address listed on the signature page, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address listed on the signature page, as subsequently modified by written notice.

(c) The Investor is not entitled, as a holder of this Safe, to vote or be deemed a holder of Capital Stock for any purpose other than tax purposes, nor will anything in this Safe be construed to confer on the Investor, as such, any rights of a Company stockholder or rights to vote for the election of directors or on any matter submitted to Company stockholders, or to give or withhold consent to any corporate action or to receive notice of meetings, until shares have been issued on the terms described in Section 1. However, if the Company pays a dividend on outstanding shares of Common Stock (that is not payable in shares of Common Stock) while this Safe is outstanding, the Company will pay the Dividend Amount to the Investor at the same time.

(d) Neither this Safe nor the rights in this Safe are transferable or assignable, by operation of law or otherwise, by either party without the prior written consent of the other; provided, however, that this Safe and/or its rights may be assigned without the Company’s consent by the Investor (i) to the Investor’s estate, heirs, executors, administrators, guardians and/or successors in the event of Investor’s death or disability, or (ii) to any other entity who directly or indirectly, controls, is controlled by or is under common control with the Investor, including, without limitation, any general partner, managing member, officer or director of the Investor, or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, the Investor.

(e) In the event any one or more of the provisions of this Safe is for any reason held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Safe operate or would prospectively operate to invalidate this Safe, then and in any such event, such provision(s) only will be deemed null and void and will not affect any other provision of this Safe and the remaining provisions of this Safe will remain operative and in full force and effect and will not be affected, prejudiced, or disturbed thereby.

(f) All rights and obligations hereunder will be governed by the laws of the State of Delaware, without regard to the conflicts of law provisions of such jurisdiction.

(g) The parties acknowledge and agree that for United States federal and state income tax purposes this Safe is, and at all times has been, intended to be characterized as stock, and more particularly as common stock for purposes of Sections 304, 305, 306, 354, 368, 1036 and 1202 of the Internal Revenue Code of 1986, as amended. Accordingly, the parties agree to treat this Safe consistent with the foregoing intent for all United States federal and state income tax purposes (including, without limitation, on their respective tax returns or other informational statements).

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Safe to be duly executed and delivered.

LENDBUZZ INC.

By:
Name: [____________]
Title: [____________]

Address:

Email: [____________]

INVESTOR

By:
Name: [____________]
Title: [____________]

Address:

Email: [____________]